EXHIBIT 4.5

This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company is satisfied that this Warrant and the underlying securities may be transferred without registration under the Act.

                 ENVIRONMENTAL REMEDIATION HOLDING CORPORATION

                    Redeemable Common Stock Purchase Warrant

                       VOID AFTER 5:00 P.M., EASTERN TIME

                                  June 18, 2002

         FOR VALUE RECEIVED, Environmental Remediation Holding Corporation, a Colorado corporation (the "Company"), promises to issue in the name of, and sell and deliver to ___________, (the "Holder"), or the Holder's registered transferee or assignee (also the "Holder"), a certificate or certificates for an aggregate of _________ shares (the "Shares") of Common Stock, $0.0001 par value per share (the "Common Stock"), of the Company, (i) at any time on or before the later of 5:00 p.m., Eastern Time, on June 18, 2000 (the "First Exercise Period"), upon payment therefore of $0.50 per Share in lawful funds of the United States of America or thereafter and (ii) on or before June 18, 2002 (the "Second Exercise Period") upon payment therefore of $0.85 per share in lawful funds of the United States of America. In the event the Warrants and underlying shares are not registered as provided herein on or before six (6) months from the date hereof the Warrant exercise price for the Second Exercise Period shall remain $0.50 for the term of the Warrant(s). And further, in the event the shares are registered as provided herein at any time prior to June 18, 2002, and the market price drops below $.75 after ninety (90) days from the effective date of such registration for (i) more than five (5) consecutive trading days or (ii) seven (7) out of ten (10) trading days, then the exercise price thereafter during the balance of the term of this Warrant shall be equal to fifty percent

(50%) of the average closing price for the ten (10) trading days immediately preceding the Date of Exercise as defined herein.

         1. Exercise of the Warrant. In case the Holder of this Warrant shall desire to exercise this Warrant in whole or in part, the Holder shall surrender this Warrant, with the form of exercise notice on the last page hereof duly executed by the Holder, to the Company, accompanied by payment of the Exercise Price per Warrant.

                  (a) This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company will deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised.

                  (b) This Warrant may also be exercised by the Warrant Holder, in whole or in part, at any time and from time to time and from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Warrant Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the holder shall surrender this Warrant for that number of shares of Common Stock determined by

                            (i) multiplying  the number of Shares for which this
Warrant is being exercised by the per share warrant value as defined in Section 1(c) herein; and

                           (ii) dividing the product by the  bid  price  of  one
share of the Common Stock on the trading day next preceding the date of exercise as defined in Section 1(d) hereof.

In the event that the Warrant is not exercised in full, the number of Shares shall be reduced by the number of such Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor in the name of the Holder or as the Holder may request, reflecting such adjusted number of Shares.

                  (c) As used herein "Per Share Warrant Value" shall mean the difference resulting from subtracting the Exercise Price from the bid price of one share of Common Stock on the trading day next preceding the Date of Exercise.

                  (d) As used herein "Date of Exercise" shall mean the date that the advance copy of the Form of Exercise set forth herein is sent by facsimile to the Company, provided that the original Warrant and Form of Exercise are received by the Company within three (3) business days. If the Warrant Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Form of Exercise is received by the Company.

         2. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                  (a) The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such number of shares of Common Stock, as shall, from time to time, be sufficient for the exercise of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Florida, increase the authorized amount of its share capital if at any time the number of shares of Common Stock remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

                  (b) The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

         3. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and in substitution for such warrant so destroyed, lost, or stolen, upon the Holder of such Warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may demand a bond from the Holder. Any Warrant so surrendered to the Company shall be canceled.

         4. Record Owner. At the time of the surrender of this Warrant, together with the form of subscription properly executed and payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         5. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, return receipt requested, potage prepaid, to the Holder at the address set forth in the records of the Company, or to such other address furnished to the Company in writing from time to time by the Holder of this Warrant.

         6. Registration Under the Securities Act of 1933, as amended. Neither this Warrant nor the Shares underlying it have been registered under the Securities Act of 1933, as amended (the "Act"). Unless and until registered under the Act, this Warrant and all replacement Warrants shall bear the following legend:

         This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the

         Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company is satisfied that this Warrant and the underling securities may be transferred without registration under the Act.

         The Shares issuable upon exercise of this Warrant shall be Rule 144 restricted shares (the "Restricted Securities"). After issuance of the Shares, Company agrees to use its best efforts to assist Holder in registering the Shares or to register the Shares under the Act subject to the rules, regulations, and other provisions of said Act.

         7. Piggyback Registration.

                  (a) At any time that the Company proposes to file a Company registration statement on Form S-1, including the pending Form S-1 registration filed on January 8, 1998, under the Act (the "Registrations Statement"), the Company shall cause to be included in such registration statement any securities issued or subject to issuance in this transaction; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of holder's Restricted
Securities, the Company may, at its election, give written notice of such determination to holder and, thereupon:

                           (i) in the ease of a determination not to register,
shall be relieved of its obligation to register Holder's Restricted Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and

                           (ii) in the case of a delay in registering, shall be
permitted to delay registering Holder's Restricted Securities for the same period as the delay in registering such other securities.

                  (b) The Company's obligation to include Restricted Securities in a Company's Registration Statement pursuant to Section 7(a) shall be subject to the following limitations:

                           (i) The Company may elect, at its sole option and for
any reason, not to register Holder's Restricted Shares, provided however, that this right is limited to one (1) time and relative to one (1) particular Company Registration Statement.

                           (ii)The Company shall not be obligated to include any
Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

                           (iii) If a Company Registration Statement involves an
underwritten offering and the managing underwriter advises the Company in writing that in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company shall include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

                              (A)  first, the securities proposed by the Company
to be sold for it own account, and

                              (B) second, any Restricted Securities requested to
be included in such registration and any other securities of the Company in accordance with the priorities, if and then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

                           (iv) The Company shall not be  obligated  to  include
Restricted Securities in more than one (1) Company Registration Statement.

                  (c) To the extent Holder's Restricted Securities are intended to be included in a Company Registration Statement, Holder may include any of its Restricted Securities in such Company Registration Statement pursuant to this Agreement only if Holder furnishes to the Company in writing, within ten
(10) business days
after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Act or such other information as the Company may reasonably request for use in connection with the Company Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Holder as to which the Company Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by Holder not materially misleading.

         8. Anti-dilution Provision. The Exercise Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this
Section 8.

                  (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Exercise Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 8(a) shall be effective at the close of business on the date the stock split or combination occurs.

                  (b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Exercise Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Exercise Price then in effect by a fraction;

                         (i) the numerator of which shall be the total number of
shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

and

                         (ii) the denominator of which shall be the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (c) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date hereof, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 8(c) with respect to the rights of the holders of the Warrant.

                  (d) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Warrant at any time or from time to time after the date hereof shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 8(a), (b) and (c), or a reorganization, merger, consolidation, or sale of assets provided for in Section 8(e), then, and in each event, an appropriate revision to the Exercise Price shall by made and provisions shall be made (by adjustments of the Exercise Price of otherwise) so that the holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the date hereof there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 8(a), (b), and (c), or a reclassification, exchange or substitution of shares provided for in Section 8(d), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8(e) with respect to the rights of the holders of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 8(e) (including any adjustment in the applicable conversion ratio then in effect and the number of shares of stock or other securities deliverable upon conversion of this Warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.

         9. Laws of the State of Florida. This Warrant shall be governed by, interpreted under and construed in all respects in accordance with, the laws of the State of Florida, irrespective of the place of domicile or residence of any party.

         10. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         11. Controlling Document. Notwithstanding anything contained herein, in the event of conflict between any provision contained herein and those contained in a certain note of even date simultaneously delivered to Holder (the "Note"), which Notes is incorporated herein by reference, the provisions contained in the Note shall control.

         This Warrant will become wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof at or before 5:00 p.m., Eastern Time, on the Expiration Date.

                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise the purchase rights represented by this Warrant for, and to purchase thereunder, Shares of Common Stock, $0.0001 par value per share, of Environmental Remediation Holding Corporation, and herewith makes payment of $
per Share, or a total of  $                        therefore, and
request that such Shares be issued to:

(print name)


---------------------------------
(address)

---------------------------------
(social security number)

Dated:

(signature must conform in all respects to name of Holder as specified on the face of this Warrant)

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the right represented by this Warrant to
         Shares of Common Stock, $0.0001 par value per Share of Environmental Remediation Holding Corporation to which this Warrant relates, and appoints, attorney to transfer said right on the books of the Company with full power of substitution in the premises.


Dated:

(signature must conform in all respects to name of Holder as specified on the face of this Warrant)

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Warrant this day of June, 1998.


Attest:                                             Environmental Remediation
                                                       Holding Corporation

____________________________               By:      ____________________________
                                                    Noreen Wilson CFO and
                                                    Vice President

(CORPORATE SEAL)